Exhibit 21.1

SUBSIDIARIES OF VS HOLDINGS, INC.

VITAMIN SHOPPE INDUSTRIES INC. (NEW YORK)

SUBSIDIARIES OF VITAMIN SHOPPE INDUSTRIES INC.

VS DIRECT INC. (DELAWARE)

SUBSIDIARIES OF VS DIRECT INC.

NONE.